                                                                    EXHIBIT 99.1

CONTACTS: Kevin S. Royal                         Robin S. Yim
Vice President and Chief Financial Officer       Vice President, Treasurer
Novellus Systems, Inc.                           Novellus Systems, Inc.
Phone: (408) 943-9700                            Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS RESULTS FOR THE FIRST QUARTER 2003

SAN JOSE, Calif., April 14, 2003 -- Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported net sales and results of operations for its first quarter ended March 29, 2003. Net sales for the quarter were $238.4 million, up 9.6 percent from $217.6 million in the fourth quarter of 2002 and up 40.5 percent from the first quarter 2002 net sales of $169.7 million. Net income for the first quarter of 2003 was $11.9 million or $0.08 per diluted share, up $8.9 million or 296.7 percent from the fourth quarter 2002 net income of $3.0 million or $0.02 per diluted share. Net income for the first quarter of 2003 increased $8.1 million or 213.2 percent from the first quarter 2002 net income of $3.8 million or $0.03 per diluted share.

Net income for the first quarter of 2003 was $11.9 million or $0.08 per diluted share and did not include any unusual charges or benefits. The fourth quarter 2002 results included $3.2 million of restructuring and severance charges and a $9.0 million in-process research and development charge related to the acquisition of SpeedFam-IPEC, Inc. Without these charges, the fourth quarter 2002 net income would have been $14.0 million or $0.09 per diluted share. The first quarter 2002 results included a net benefit of $9.0 million. This net benefit reflects the combined effect of a $7.7 million benefit for recovery of a receivable previously reserved and a $4.6 million gain on a sale of an investment, offset by $3.3 million of severance payments. The $4.6 million gain on the sale of investment is classified in other income. Without these charges and benefits, the first quarter 2002 results would have been a net loss of $3.3 million or $(0.02) per diluted share. The financial measures presented above, which exclude certain charges, are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). The non-GAAP financial measures are considered useful to investors by company management as they provide insight into the results of ongoing operations.

Shipments of $235.2 million in the first quarter of 2003 represent an increase of $44.2 million or 23.1 percent compared to $191.0 million reported in the fourth quarter of 2002. Deferred revenue at the end of the first quarter of 2003 was $127.0 million, a decrease of $3.1 million or 2.4 percent from $130.1 million at the end of the fourth quarter of 2002.

Cash, cash equivalents and short-term investments as of March 29, 2003 were $929.8 million, a decrease of $90.2 million or 8.8 percent from the fourth quarter of 2002 ending balance of $1.02 billion. The decrease was primarily due to the repayment of SpeedFam-IPEC's convertible debt at a redemption price of $117.1 million and accrued interest of $2.2 million, offset by positive cash generated from operations which included $18.5 million from an income tax refund.

Richard S. Hill, chairman and chief executive officer, said, "The demand for semiconductor capital equipment remains sluggish. However, in this challenging environment, we will continue to focus our efforts in areas with the best growth opportunities, continue to deploy advanced technologies, and use our financial strength to forge ahead with strategic research and development projects."

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements regarding (i) sluggish demand for semiconductor capital equipment, (ii) our continued focus on areas with the best growth opportunities,
(iii) our continued deployment of advanced technologies, and (iv) our use of our financial strength to carry on strategic research and development projects, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, a severe downturn in the demand for semiconductor capital equipment, our inability to accurately identify the best areas of growth opportunities, unanticipated difficulties in our deployment of advanced technologies, our inability to allocate sufficient funds to strategic research and development projects, and other risks indicated in our filings with the Securities and Exchange Commission
(SEC). Actual results could differ materially. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002.

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index. Additional information about Novellus is available on our home page at www.novellus.com.

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



(In thousands, except per share amounts)                          THREE MONTHS ENDED
                                                        ---------------------------------------
(Unaudited)                                             MARCH 29      DECEMBER 31      MARCH 30
                                                           2003           2002            2002
-----------------------------------------------------------------------------------------------
Net sales                                               $238,410       $217,637        $169,679
Cost of sales                                            128,596        121,589          98,149
                                                        --------       --------        --------
       Gross profit                                      109,814         96,048          71,530
       %                                                    46.1%          44.1%           42.2%
Operating expenses:
       Selling, general and administrative                42,631         36,868          34,686
       Research and development                           57,006         51,323          54,046
       Acquired in-process research and development           --          9,003              --
       Restructuring and other charges (benefits)             --          3,194          (4,389)
                                                        --------       --------        --------

Total operating expenses                                  99,637        100,388          84,343
       %                                                    41.8%          46.1%           49.7%

Income (loss) from operations                             10,177         (4,340)        (12,813)
       %                                                     4.3%         -2.0%           -7.6%

Other income, net                                          5,652          7,328          17,669
                                                        --------       --------        --------

Income before income taxes                                15,829          2,988           4,856
Provision for income taxes                                 3,957             --           1,020
                                                        --------       --------        --------

Net income                                              $ 11,872       $  2,988        $  3,836
                                                        ========       ========        ========

Net income per share:
       Basic net income per share                       $   0.08       $   0.02        $   0.03
                                                        ========       ========        ========
       Diluted net income per share                     $   0.08       $   0.02        $   0.03
                                                        ========       ========        ========

Shares used in basic per share calculation               149,434        144,416         144,255
                                                        ========       ========        ========
Shares used in diluted per share calculation             152,229        147,219         150,624
                                                        ========       ========        ========

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (EXCLUDING CERTAIN UNUSUAL CHARGES AND BENEFITS) (1)


(In thousands, except per share amounts)                      THREE MONTHS ENDED
(Unaudited)                                          -----------------------------------
                                                      MARCH 29    DECEMBER 31   MARCH 30
                                                        2003         2002         2002
----------------------------------------------------------------------------------------
Net sales                                             $238,410     $217,637     $169,679
Cost of sales                                          128,596      121,589       98,149
                                                      --------     --------     --------

         Gross profit                                  109,814       96,048       71,530
         %                                                46.1%        44.1%        42.2%

Operating expenses:
         Selling, general and administrative            42,631       36,868       34,686
         Research and development                       57,006       51,323       54,046
                                                      --------     --------     --------

Total operating expenses                                99,637       88,191       88,732
         %                                                41.8%        40.5%        52.3%

Income (loss) from operations                           10,177        7,857      (17,202)
         %                                                 4.3%         3.6%       -10.1%

Other income, net                                        5,652        7,328       13,066
                                                      --------     --------     --------

Income (loss) before income taxes                       15,829       15,185       (4,136)
Provision (benefit) for income taxes                     3,957        1,229         (868)
                                                      --------     --------     --------

Net income (loss)                                     $ 11,872     $ 13,956     $ (3,268)
                                                      ========     ========     ========

Net income per share:
         Basic net income (loss) per share            $   0.08     $   0.10     $  (0.02)
                                                      ========     ========     ========
         Diluted net income (loss) per share          $   0.08     $   0.09     $  (0.02)
                                                      ========     ========     ========

Shares used in basic per share calculation             149,434      144,416      144,255
                                                      ========     ========     ========
Shares used in diluted per share calculation           152,229      147,219      144,255
                                                      ========     ========     ========

A reconciliation of our net income (loss) excluding certain unusual charges and benefits to our net income (loss) under accounting principles generally accepted in the United States of America is presented below:

NET INCOME (LOSS) EXCLUDING UNUSUAL CHARGES
      AND BENEFITS                                    $ 11,872     $ 13,956     $ (3,268)

UNUSUAL BENEFITS (CHARGES):
      Acquired in-process research and development          --       (9,003)          --
      Severance charges                                     --       (3,194)      (3,272)
      Bad debt recovery                                     --           --        7,662
      Gain on a sale of investment                          --           --        4,602
                                                      --------     --------     --------
         Total  benefits (charges)                          --      (12,197)       8,992

      Adjustments on provision for income taxes             --        1,229       (1,888)
                                                      --------     --------     --------
NET INCOME                                             $11,872     $  2,988      $ 3,836
                                                      ========     ========     ========

(1) The condensed consolidated statements of operations (excluding certain unusual charges and benefits) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for accounting principles generally accepted in the United States of America and may be different from similar measures by other companies.

                             NOVELLUS SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                        MARCH 29      DECEMBER 31
                                                        2003            2002
                                                     (Unaudited)         *
------------------------------------------------------------------------------
                ASSETS
   CURRENT ASSETS:
      Cash and short-term investments                $  929,800     $1,019,652
      Accounts receivable, net                          203,639        192,862
      Inventories                                       253,040        257,358
      Deferred income taxes and other current assets    140,005        164,062
                                                     ----------     ----------
         TOTAL CURRENT ASSETS                         1,526,484      1,633,934

   Property and equipment, net                          174,301        179,926
   Notes receivable                                     397,429        397,429
   Goodwill                                             163,136        163,136
   Intangible and other assets                          114,639        119,569
                                                     ----------     ----------

   TOTAL ASSETS                                      $2,375,989     $2,493,994
                                                     ==========     ==========

      LIABILITIES AND SHAREHOLDERS' EQUITY
   CURRENT LIABILITIES:
      Accounts payable and accrued liabilities       $  169,344     $  192,691
      Deferred profit                                    60,449         55,613
      Income taxes payable                                6,401         14,070
      Short-term obligations                                 --          2,799
      Convertible subordinated debentures                    --        116,437
                                                     ----------     ----------
         Total current liabilities                      236,194        381,610

   Deferred income tax liabilities                       20,192         19,502
   Other liabilities                                     37,181         37,194
                                                     ----------     ----------
   Total liabilities                                    293,567        438,306
                                                     ----------     ----------

   SHAREHOLDERS' EQUITY:
      Common stock                                    1,503,540      1,487,281
      Retained earnings and accumulated other
        comprehensive income                            578,882        568,407
                                                     ----------     ----------
         Total shareholders' equity                   2,082,422      2,055,688
                                                     ----------     ----------

   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $2,375,989     $2,493,994
                                                     ==========     ==========

* The December 31, 2002 condensed consolidated balance sheet was derived from our audited consolidated financial statements.